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                                                        EXHIBIT 23.2

                                 CROWE CHIZEK


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the use in the Registration Statement on Form S-4 of National City Corporation of our report dated October 24, 1994 on the consolidated financial statements of Central Indiana Bancorp as of September 30, 1994 and 1993 and for the three years ended September 30, 1994, and we consent to the use of our name and the statements with respect to us appearing under the heading "Experts" in the Prospectus and Proxy Statement.


                                        Crowe, Chizek and Company

South Bend, Indiana
November  , 1994